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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No.333-9230 and Form S-8 No. 333-09380) pertaining to the Employees' Stock Option Plans of Fundtech Ltd. and Fundtech Corporation Employees' 401(k) Plan of our report dated March 26, 1999, with respect to the consolidated financial statements of Fundtech Ltd. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                          /s/ KOST, FORER & GABBAY

                                          --------------------------------------
                                          KOST, FORER and GABBAY
                                          Certified Public Accountant (Israel)
                                          A member of Ernst & Young
                                          International

Tel-Aviv, Israel
March 30, 1999